UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of M/I Homes, Inc. (the “Company”) approved the form of Nonqualified Stock Option Award Agreement for Employees under the Company’s 2009 Long-Term Incentive Plan (the “2009 Plan”) and approved awards to the Company’s named executive officers of nonqualified stock options to purchase common shares of the Company pursuant to the 2009 Plan and such form of Nonqualified Stock Option Award Agreement for Employees.  The form of Nonqualified Stock Option Award Agreement for Employees is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Documents
10.1	M/I Homes, Inc. 2009 Long-Term Incentive Plan, Nonqualified Stock Option Award Agreement for Employees dated February 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2010

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller and
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Documents
10.1	M/I Homes, Inc. 2009 Long-Term Incentive Plan, Nonqualified Stock Option Award Agreement for Employees dated February 9, 2010.